Exhibit 99.(4)(b)(i)

MUTUAL OF AMERICA LIFE INSURANCE COMPANY
320 PARK AVENUE NEW YORK NY 10022-6839 • 212 224 1600
(hereafter called the “Company”)

INDIVIDUAL RETIREMENT ANNUITY CONTRACT

The Company will pay the annuity benefits provided under this contract. Upon your death before the Annuity Commencement Date, the Company will pay the death benefit provided under this contract.

RIGHT TO EXAMINE CONTRACT. This contract may be returned for cancellation within 10 days after the date it is received by you. It may be delivered or mailed to the Company or to any agent of the Company. This contract will then be cancelled as of the Date of Issue and the Company will refund to you an amount equal to: (a) all contributions allocated to the Interest Accumulation Account, with no deductions; plus (b) the value on the date of surrender of all contributions allocated to any Investment Account associated with an Investment Fund of the Separate Account. For the purpose of this provision, the date of surrender will be the date this contract is delivered or mailed to the Company for cancellation.

The contract is issued in consideration of the application for this contract and payment of the first required contribution. The contract will take effect on the Effective Date shown below. This page and the following pages are a part of this contract. All benefits payable are subject to the provisions of this contract.

This contract is executed by the Company at its Home Office in New York, New York on the Date of Issue of this contract.

/s/ Kevin Brady	/s/ Thomas J. Moran
Vice President	Chairman, President & Chief Executive Officer

ASSETS HELD IN CONNECTION WITH THIS CONTRACT MAY BE HELD IN THE COMPANY’S GENERAL ACCOUNT AND/OR THE COMPANY’S SEPARATE ACCOUNT THAT THE COMPANY MAINTAINS IN CONNECTION WITH THIS CONTRACT AND CERTAIN OTHER CONTRACTS. THE ASSETS OF THE SEPARATE ACCOUNT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS AND WILL INCREASE OR DECREASE IN VALUE BASED UPON THE INVESTMENT RESULTS OF THE SEPARATE ACCOUNT. A DESCRIPTION OF THE SEPARATE ACCOUNT IS DESCRIBED IN THE PROVISION OF THIS CONTRACT ENTITLED “DESCRIPTION OF ACCOUNTS”.

DEATH BENEFIT PAYABLE UPON YOUR DEATH BEFORE THE ANNUITY COMMENCEMENT DATE.

THIS IS A PARTICIPATING CONTRACT.

ANNUITANT AND OWNER: (Herein called “you” and “your”)

CONTRACT NUMBER:	STATE OF DELIVERY:

EFFECTIVE DATE:	DATE OF ISSUE:

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Table of Contents

CONTRACT SPECIFICATIONS	5
BENEFIT PROVISIONS	5
MONTHLY ANNUITY BENEFITS	5
AMOUNT OF ANNUITY BENEFIT	5
ANNUITY COMMENCEMENT DATE	5
REQUIRED BEGINNING DATE	5
VALID TRANSACTION DATE	6
DISTRIBUTIONS	6
TERMINATION OF THIS CONTRACT	7
CONTRIBUTIONS	7
CONTRIBUTIONS	7
ALLOCATION OF CONTRIBUTIONS	8
ALLOCATIONS	8
CHANGE OF ALLOCATIONS	8
ACCUMULATION VALUE	8
ACCUMULATION VALUE	8
DESCRIPTION OF ACCOUNTS	9
TYPES OF ACCOUNTS	9
GENERAL ACCOUNT	10
SEPARATE ACCOUNT	10
ACCUMULATION UNITS	12
ACCUMULATION UNIT VALUE	12
ACCUMULATION UNIT VALUE CHANGE FACTOR	12
VALUATION DAY AND VALUATION PERIOD	12
CHANGES TO SEPARATE ACCOUNT	12
VALUATION OF ASSETS	12
STATEMENT OF ACCOUNTS	13
CHARGES	13
TYPES AND AMOUNTS OF CHARGES	13
CHANGE IN THE AMOUNT OF CHARGES	13
SPECIFIED PAYMENTS OPTIONS	14
ELECTION OF SPECIFIED PAYMENTS OPTION	14
PAYMENT OF SPECIFIED AMOUNT	14
WITHDRAWALS AND TRANSFERS	14
WITHDRAWALS AND TRANSFERS	14
WITHDRAWALS	14
TRANSFERS	15
AMOUNT OF WITHDRAWAL OR TRANSFER	15
REQUESTS	15
POSTPONEMENT OF PAYMENTS, WITHDRAWALS OR TRANSFERS	15
ANNUITY OPTIONS	15
ELECTION OF FORM OF ANNUITY	15
BENEFICIARY	16
CHANGE OF BENEFICIARY	17
FIXED AMOUNT OPTION	17
FIXED AMOUNT OPTION	17
GENERAL PROVISIONS	17
THE CONTRACT	17
INCONTESTABILITY	17
MISSTATEMENTS OF AGE	18
ASSIGNMENT	18
CHANGES TO THIS CONTRACT	18
SURVIVAL OF PAYEE	18
CLAIMS OF CREDITORS	18
CORRESPONDENCE	18
PARTICIPATING CONTRACT	18
DIVIDENDS	18

REQUIRED INFORMATION	18
NON-WAIVER	19
TABLE OF RATES	20

Section 1

CONTRACT SPECIFICATIONS

TYPE OF CHARGE	AMOUNT OF CHARGE

ADMINISTRATIVE CHARGES

CHARGE A	A MAXIMUM OF 2% ANNUALLY OF THE NET ASSETS IN EACH INVESTMENT FUND OF THE SEPARATE ACCOUNT.

CHARGE B	AN ADDITIONAL MONTHLY CONTRACT CHARGE OF $2.00 FOR ADMINISTRATIVE EXPENSES FOR EACH PARTICIPANT, EXCEPT THE MONTHLY CHARGE WILL NOT EXCEED 1/12 OF 1% OF EACH PARTICIPANT’S ACCOUNT BALANCE.

MORTALITY RISK CHARGE	A DAILY CHARGE AT THE ANNUAL RATE OF 0.35%.

AN EXPLANATION OF ALL CHARGES APPEARS IN THE PROVISION OF THIS CONTRACT ENTITLED “CHARGES”.

The Company reserves the right to change the amount of the charges subject to the section entitled “Change in the Amount of Charges” appearing in the provision of this contract entitled “CHARGES”.

Section 2

BENEFIT PROVISIONS

MONTHLY ANNUITY BENEFITS

Annuity payments will be made each month to you. Annuity payments will begin on the Annuity Commencement Date and will continue subject to the form of annuity under which payments are made. All payments will be made directly to the payee at the last address shown in the Company’s records.

AMOUNT OF ANNUITY BENEFIT

The amount of annuity benefit will be based upon:

(a)                     the Accumulation Value of this contract on the Annuity Commencement Date;

(b)                    the form of annuity under which payment is made; and

(c)                     the Table of Annuity Payments in effect at the time the form of annuity is selected.

However, the Table of Annuity Payments will never be less than those provided by the Table of Rates in this contract. The Company will withdraw the Accumulation Value of this contract and apply it under the Annuity Options provisions in this contract on the later of:

(a)                     the Valid Transaction Date; or

(b)                    the Annuity Commencement Date.

ANNUITY COMMENCEMENT DATE

Your Annuity Commencement Date is the first day as of which you begin to receive annuity payments under this contract. Except as provided below, you may choose the first day of any calendar month as your Annuity Commencement Date by notifying the Company in writing at its Home Office at least 30 days in advance. However, you may not choose an Annuity Commencement Date earlier than the first day of the calendar month in which you attain age 55.

REQUIRED BEGINNING DATE

April 1 of the calendar year next following the calendar year in which you attain age 70 1/2.

VALID TRANSACTION DATE

The Valid Transaction Date is the valuation day on which all the requirements for completion of a transaction have been met. This includes receipt by the Company of all information, contributions, notices and papers necessary to process a transaction.

DISTRIBUTIONS

All payments, withdrawals and distributions under this contract will be subject to the following rules:

(A)                 RETIREMENT BENEFIT. Except as otherwise provided, the Accumulation Value of this contract will be distributed to you under a method of payment selected by you and permitted by the contract. Unless you elect to use the Alternative Method of distribution described in paragraph (D) below, the method of payment you choose must commence no later than your Required Beginning Date and must comply with one of the following payment schedules:

(1)                    a single sum payment.

(2)                    equal or substantially equal payments over your life.

(3)                    equal or substantially equal payments over the lives of you and your beneficiary.

(4)                    equal or substantially equal payments over a period that does not exceed your life expectancy.

(5)                    equal or substantially equal payments over a period that does not exceed the joint life and last survivor expectancy of you and your beneficiary.

For the purpose of determining the payment schedule, you may recalculate life expectancies as provided in subparagraph (E)(2)(a) below.

(B)                   DEATH BENEFIT AFTER ANNUITY COMMENCEMENT DATE. If you die on or after your Annuity Commencement Date, your beneficiary will be entitled to whatever death benefit is provided by the annuity option that is in effect when you die.

(C)                   DEATH BENEFIT BEFORE ANNUITY COMMENCEMENT DATE. If you die before your Annuity Commencement Date, the Company will transfer the Accumulation Value of this contract associated with any Investment Fund of the Separate Account to the Interest Accumulation Account upon receipt of due proof of your death. After this transfer, your beneficiary will be entitled to a death benefit equal to the Accumulation Value of this contract. Subject to the following rules, the beneficiary may elect to receive this death benefit under any method of payment permitted by this contract.

(1)                    AFTER REQUIRED BEGINNING DATE. If you die before your Annuity Commencement Date, but on or after your Required Beginning Date, the method of payment chosen by your beneficiary may not be slower than the method of payment that was in effect prior to your death, unless the beneficiary elects to use the Alternative Method of distribution described in paragraph (D) below.

(2)                    BEFORE REQUIRED BEGINNING DATE. If you die before your Annuity Commencement Date, and before your Required Beginning Date, the method of payment chosen by your beneficiary must comply with one of the following distribution rules, unless the beneficiary elects to use the Alternative Method of distribution described in paragraph (D) below:

(a)                     FIVE YEAR RULE. Except as provided below, the entire value of the death benefit must be distributed to your beneficiary by December 31 of the calendar year that contains the fifth anniversary of your death. However, if your beneficiary is your surviving spouse, and the spouse dies before receiving any part of the death benefit, the spouse’s beneficiary is not required to receive the death benefit until December 31 of the calendar year that contains the fifth anniversary of the spouse’s death.

(b)                    LIFE ANNUITY RULE. Except as provided below, the entire value of the death benefit must be distributed to your beneficiary in the form of annuity payments over a period of time that does not exceed the beneficiary’s life or life expectancy (whichever is longer). If your beneficiary is your surviving spouse, the spouse’s life expectancy may be recalculated annually for this purpose as provided in subparagraph (E)(2)(b) below.

Unless your beneficiary is your surviving spouse, these annuity payments must commence no later than December 31 of the calendar year next following the calendar year in which you died. If your beneficiary is your surviving spouse, the spouse must begin to receive the annuity payments by the later of (i) December 31 of the calendar year next following the calendar year in which you died, or (ii) December 31 of the calendar year in which you would have attained age 70-1/2.

However if your beneficiary is your surviving spouse, and the spouse dies before he or she begins to receive annuity payments, the death benefit must be distributed to the spouse’s beneficiary in the form of annuity payments over the life or life expectancy of the spouse’s beneficiary (whichever is longer). These annuity payments must commence by the later of (i) December 31 of the calendar year next following the calendar year in which your spouse died, or (ii) December 31 of the calendar year in which your spouse would have attained age 70-1/2.

(D)                  ALTERNATIVE METHOD. You or your beneficiary will not be required to receive a distribution from this contract under paragraph (A) or (C) above to the extent that the required distribution is withdrawn from another individual retirement arrangement pursuant to the “alternative method” of distribution described in IRS Notice 88-38, 1988-1 C.B. 524.

(E)                    DETERMINATION OF LIFE EXPECTANCY

(1)                    METHOD OF CALCULATION. For the purpose of choosing a payment schedule under subparagraphs (A)(4), (A)(5) or (C)(2)(b), life expectancies will be calculated (and if applicable, recalculated) in accordance with Tables V and VI in Section 1.72-9 of the Federal Income Tax Regulations.

(2)                    RECALCULATION OF LIFE EXPECTANCY

(a)                     BY THE OWNER. For the purpose of choosing a payment schedule under subparagraph (A)(4) or (5) above, you may annually recalculate your life expectancy and/or the life expectancy of your spouse. However, if you initially select a method of payment based on a recalculated life expectancy, you may not subsequently choose a slower payment schedule.

(b)                    BY THE OWNER’S SPOUSE. Your surviving spouse may annually recalculate his or her life expectancy for the purpose of choosing a payment schedule under subparagraph (C)(2)(b) above. However, if your spouse initially selects a method of payment based on his or her recalculated life expectancy, he or she may not subsequently choose a slower payment schedule.

(F)                    COMPLIANCE WITH MINIMUM DISTRIBUTION REQUIREMENTS. Any method of payment chosen by you or your beneficiary must comply with the minimum distribution requirements of Code Section 408(b)(3) and the Federal Income Tax Regulations thereunder, including Sections 1.401(a)(9)-l and 1.401(a)(9)-2 of the Proposed Income Tax Regulations and any subsequent pronouncements. The Company assumes no responsibility for determining whether any method of payment selected under this contract complies with the applicable minimum distribution rules.

TERMINATION OF THIS CONTRACT

This contract will continue in force provided that the Accumulation Value of this contract has not been withdrawn in its entirety. The Company may terminate this contract, after you have attained age 59 1/2, and before your Annuity Commencement Date, by paying the Accumulation Value of this contract to you in one payment if no contributions have been paid toward this contract for thirty-six consecutive months (three years), and either of the following conditions applies:

(a)                     the Accumulation Value of this contract is less than $2,000; or

(b)                    any annuity payable under this contract would be less than $20 each month ($240 each year).

The Company will then be released from any further liability under this contract.

Section 3

CONTRIBUTIONS

CONTRIBUTIONS

Any of the following amounts may be contributed under this contract:

•                             deductible contributions pursuant to Section 219(b) of the Internal Revenue Code (herein called the “Code”), including spousal contributions made on your behalf;

•                             nondeductible contributions pursuant to Code Section 408(o), including spousal contributions made on your behalf;

•                             rollover contributions from another individual retirement arrangement pursuant to Code Section 408(d)(3), a qualified retirement plan pursuant to Code Section 402(c), a qualified annuity arrangement pursuant to Code Section 403(a)(4), or a tax-deferred annuity arrangement pursuant to Code Section 403(b)(8); and

•                             any amount transferred on your behalf from another individual retirement arrangement maintained pursuant to Code Section 408.

All contributions pursuant to this contract must be made to the Company’s Home Office. Any person who makes a contribution is entitled to an official receipt.

The first contribution pursuant to this contract must be made on or before the Effective Date shown on the face page to place the contract in force. Thereafter, contributions may be made at any time, except as provided below:

•          No contributions may be made by you or on your behalf on or after your Annuity Commencement Date.

•                             No deductible contributions under Code Section 219(b) or nondeductible contributions under Code Section 408(o) may be made by you or on your behalf for the taxable year in which you attain age 70-1/2 or any subsequent taxable year.

Except as provided below, there is no limit to the amount that may be contributed by you or on your behalf pursuant to this contract. However, the total amount that may be contributed by you or on your behalf for any taxable year pursuant to Code Section 219(b) (as deductible contributions) and Code Section 408(o) (as nondeductible contributions) may not exceed the lesser of (i) $2,000, or (ii) 100% of your compensation for that year (as defined in Code Section 219(f)(1)).

The Company assumes no responsibility for determining whether the amounts contributed under this contract comply with any applicable contribution limits or requirements.

Section 4

ALLOCATION OF CONTRIBUTIONS

ALLOCATIONS

You have the right to designate the percentage of your contribution that is to be allocated to any of the Investment Accounts described under the Description of Accounts provision. The Company will allocate all contributions made under this contract in the manner designated by you. Allocation designations must be shown as a percentage of the total contribution, in any multiple of 1%, up to 100%.

Any contributions that are allocated to the Interest Accumulation Account will be credited as of the date they are received by the Company. Any contributions allocated to any Investment Account associated with an Investment Fund of the Separate Account will be credited as of the valuation day on which they are received by the Company.

From time to time, the Company will make available, at its discretion, the funds of other investment companies it selects. Such funds that are available in addition to the Investment Accounts are set forth in the “DESCRIPTION OF ACCOUNTS” provision and are referred to as “Other Investment Alternatives”. The term “Investment Fund” shall include “Other Investment Alternatives” wherever the former is used in this Contract except where specified in the “DESCRIPTION OF ACCOUNTS” and the “CHARGES” provisions.

CHANGE OF ALLOCATIONS

You may change the manner in which contributions are allocated under this contract at any time. A request for a change of allocation must be made in a manner satisfactory to the Company. No change of allocation will be effective until the request for the change has been received and recorded by the Company. All contributions made on or after the effective date of the change will be allocated in the manner requested.

Section 5

ACCUMULATION VALUE

ACCUMULATION VALUE

The Accumulation Value of this contract at any time is the total value of the Investment Accounts as described below.

•                             The current value of the Interest Accumulation Account at any time on or before the Annuity Commencement Date is equal to:

(a)                    the total of all contributions allocated or transferred under this contract to the Interest Accumulation Account; plus

(b)                   all interest accrued on such contributions; plus

(c)                    any dividend credits; less

(d)                   any withdrawals, transfers or payments made under this contract from the Interest Accumulation Account; less

(e)                    the total of all charges deducted from the Interest Accumulation Account as permitted under the provision of this contract entitled “Charges”.

•                             The current value of any Investment Account associated with an Investment Fund of the Separate Account on any valuation day on or before the Annuity Commencement Date is equal to:

(a)                    the number of accumulation units credited to this contract for that Investment Account on that valuation day; multiplied by

(b)                   the accumulation unit value for that Investment Fund for the valuation period which includes that day.

Contributions allocated to any Investment Account associated with an Investment Fund of the Separate Account will credit this contract with accumulation units. On any valuation day when an amount is allocated to, or withdrawn or transferred from, such Investment Account, the number of accumulation units to be credited to or charged against this contract will be:

(a)       the amount allocated, withdrawn or transferred; divided by

(b)       the accumulation unit value for the specified Investment Fund for the current valuation day.

The number of accumulation units credited to such Investment Account on any valuation day will be:

(a)       the sum of any accumulation units credited to that Investment Account minus

(b)                   the sum of any accumulation units charged against that Investment Account.

You will at all times have a nonforfeitable right to the Accumulation Value of this contract. The Accumulation Value of this contract will be used solely for your exclusive benefit or for the benefit of your spouse or beneficiary.

Section 6

DESCRIPTION OF ACCOUNTS

TYPES OF ACCOUNTS

The Company maintains the following Investment Accounts under this Contract:

Interest Accumulation Account	The General Account
All America Account	The All America Fund of the Separate Account
Money Market Account	The Money Market Fund of the Separate Account
Bond Account	The Bond Fund of the Separate Account
Composite Account	The Composite Fund of the Separate Account
Equity Index Account	The Equity Index Fund of the Separate Account
Short-Term Bond Account	The Short-Term Bond Fund of the Separate Account
Mid-Term Bond Account	The Mid-Term Bond Fund of the Separate Account
Aggressive Equity Account	The Aggressive Equity Fund of the Separate Account
Mid-Cap Equity Index Account	The Mid-Cap Equity Index Fund of the Separate Account

Scudder Capital Growth Account	The Scudder Capital Growth Fund of the Separate Account
Scudder Bond Account	The Scudder Bond Fund of the Separate Account
Scudder International Account	The Scudder International Fund of the Separate Account
American Century VP Capital Appreciation Account	The American Century VP Capital Appreciation Fund of the Separate Account
Calvert Social Balanced Account	The Calvert Social Balanced Fund of the Separate Account
VIP Equity-Income Account	The VIP Equity-Income Fund of the Separate Account
VIP Asset Manager Account	The VIP Asset Manager Fund of the Separate Account
VIP Contrafund Account	The VIP Contrafund Fund of the Separate Account

GENERAL ACCOUNT

All contributions allocated to the Interest Accumulation Account will become part of the Company’s general assets. All contributions allocated to the Interest Accumulation Account will be credited with interest at the current rate of interest described below. Such interest will be credited on dates determined by the Company, but not less frequently than once each calendar month.

The current rate of interest will be the rate declared from time to time by the Company for the class of contracts to which this contract belongs. In no event will the current rate of interest be less than a daily rate based on an effective annual rate of 3%.

SEPARATE ACCOUNT

All contributions allocated to the All America Account, Money Market Account, Bond Account, Composite Account, Equity Index Account, Short-Term Bond Account, Mid-Term Bond Account, Aggressive Equity Account and Mid-Cap Equity Index Account, and to the Other Investment Alternatives, will become part of the Separate Account. The Company maintains the Separate Account under the designation of Mutual of America Separate Account No.2. The Separate Account is a separate investment account into which a portion of the Company’s assets in connection with this and certain other contracts may be allocated. The Separate Account consists of the following Investment Funds that own shares of the corresponding Funds of Mutual of America Investment Company, Incorporated (hereafter called the “Investment Company”), a diversified, open-end investment company, as well as the Investment Funds of the Other Investment Alternatives that own shares in the other investment companies so designated.

All America Fund

A fund owning shares of the All America Fund of the Investment Company. The All America Fund invests (i) approximately 60% of its assets so as to replicate, to the extent feasible, the S&P 500 Index, and (ii) the remaining 40% of its assets (which is allocated in approximately equal amounts to four Subadvisers) in securities that may include common stocks, securities convertible into common stocks, bonds and money market instruments.

Money Market Fund

A fund owning shares of the Money Market Fund of the Investment Company that is invested in money market instruments and other short term debt securities, including, but not limited to, U.S. Government obligations, bank certificates of deposit, bank time deposits, bankers acceptances, commercial paper, variable amount floating rate notes and corporate debt securities.

Bond Fund

A fund owning shares of the Bond Fund of the Investment Company that is invested in publicly-traded debt securities such as bonds, notes, debentures and equipment trust certificates, primarily of the quality of the four highest categories according to the ratings of a nationally recognized rating service, although, to a lesser extent, the fund may be invested in lower rated or unrated securities.

Composite Fund

A fund owning shares of the Composite Fund of the Investment Company that is invested, as determined by the Investment Company, in securities eligible for investment by the Stock Fund, the Money Market Fund and the Bond Fund of the Investment Company.

Equity Index Fund

A fund owning shares of the Equity Index Fund of the Investment Company that is invested in virtually all S&P 500 Index stocks and that seeks to replicate the returns of the S&P 500 Index.

Short-Term Bond Fund

A fund owning shares of the Short-Term Bond Fund of the Investment Company that is invested in high quality corporate, government and agency bonds, including mortgage-backed securities, with maturities primarily from one to three years.

Mid-Term Bond Fund

A fund owning shares of the Mid-Term Bond Fund of the Investment Company that is invested in high quality corporate, government and agency bonds, including mortgage-backed securities, with maturities primarily from three to seven years.

Aggressive Equity Fund

A fund owning shares of the Aggressive Equity Fund of the Investment Company. The Aggressive Equity Fund invests in securities that may include common stocks, securities convertible into common stocks, bonds and money market instruments. The portfolio is evenly divided so as to utilize two investment styles: (i) an aggressive growth style, which is to invest in companies believed to possess above average growth potential and (ii) an aggressive value style, which is to invest in companies believed to possess valuable assets or whose securities are undervalued.

Mid-Cap Equity Index Fund

A fund owning shares of the Mid-Cap Equity Index Fund of the Investment Company that is invested in publicly traded common stocks and futures contracts to provide investment results which to the extent practical correspond to the price and yield performance of publicly traded common stocks represented by the S&P Mid-Cap 400 Index.

Scudder Capital Growth Fund

A fund owning shares of the Capital Growth portfolio of Scudder Variable Life Investment Fund that is invested primarily in income producing, publicly traded equity securities, including foreign equity securities, and that seeks long-term capital growth and consistent therewith, current income.

Scudder Bond Fund

A fund owning shares of the Bond portfolio of Scudder Variable Life Investment Fund that is invested in U. S. Government, corporate and other notes and bonds paying high current income.

Scudder International Fund

A fund owning shares of the International portfolio of Scudder Variable Life Investment Fund that is invested primarily in diversified holdings of marketable foreign equity investments and that seeks long-term capital growth. The portfolio invests in companies, wherever organized, that do business primarily outside the United States.

American Century VP Capital Appreciation Fund

A fund owning shares of the American Century VP Capital Appreciation Fund of the American Century Variable Portfolios, Inc., an American Century company that is invested primarily in common stocks (including securities convertible into common stocks) that, in the opinion of the Fund’s management, have better than average potential for appreciation.

Calvert Social Balanced Series Fund

A fund owning shares of the Calvert Social Balanced Fund of the Calvert Variable Series (CVS) that seeks to achieve a total return above the rate of inflation through an actively managed diversified portfolio of common and preferred stocks, bonds, and money market instruments which offer income and capital growth opportunity and satisfy the social concern criteria established by the series.

VIP Equity Income Fund

A fund owning shares of the VIP Equity-Income portfolio of the Variable Insurance Products Fund of Fidelity Management & Research Company (FMR) that seeks reasonable income by investing primarily in income producing equity securities, with the potential for capital appreciation a consideration. It normally invests at least 65% of its assets in income-producing common or preferred stock and the remainder in debt securities.

VIP Asset Manager Fund

A fund owning shares of the VIP Asset Manager portfolio of the Variable Insurance Products Fund of Fidelity Management & Research Company (FMR) that seeks to achieve a high total return with reduced risk over the long term by allocating its assets in a mix of foreign and domestic stocks, bonds and short-term fixed-income instruments.

VIP Contrafund Fund

A fund owning shares of the VIP Contrafund portfolio of the Variable Insurance Products Fund of Fidelity Management & Research Company (FMR) that seeks capital appreciation by investing primarily in companies believed to be undervalued due to an overly pessimistic appraisal by the public. The fund usually invests primarily in common stock and securities convertible into common stock, but it has the flexibility to invest in any type of security that may produce capital appreciation.

The value of the assets in any Investment Fund of the Separate Account will increase or decrease based upon the investment results of that Investment Fund during each valuation period.

The assets of each Investment Fund of the Separate Account are the exclusive property of the Company. The Company will not be considered a trustee of the assets for the benefit of any person allocating contributions to the Separate Account.

All income, gains and losses of an Investment Fund of the Separate Account will be credited to or charged against that Investment Fund without regard to other income, gains or losses of the Company. The assets of each Investment Fund of the Separate Account are not chargeable with any liabilities arising out of any other business the Company may conduct.

ACCUMULATION UNITS

Each Investment Fund of the Separate Account is maintained in accumulation units. Accumulation units will be used to calculate the value of each Investment Fund of the Separate Account. The number of accumulation units will change based on any amounts allocated to, or withdrawn or transferred from, each Investment Fund of the Separate Account during each valuation period. The number of accumulation units to be added to or deducted from each Investment Fund at the end of each valuation period is:

(a)                     the amount allocated, withdrawn or transferred during the present valuation period; divided by

(b)                    the accumulation unit value for that valuation period.

ACCUMULATION UNIT VALUE

Each Investment Fund of the Separate Account has its own distinct unit value. The value of each accumulation unit was arbitrarily set at $1.00 when the first investment was made in each Investment Fund. The accumulation unit value for each Investment Fund will change for each valuation day based upon the investment results of that Investment Fund on that valuation day. For any valuation period, the accumulation unit value is:

(a)                     the accumulation unit value applicable to that Investment Fund for the preceding valuation period; multiplied by

(b)                    the accumulation unit value change factor for that Investment Fund for the current valuation period.

The Accumulation Unit Value for any of the Other Investment Alternatives is determined by using the unit value calculated under the method set forth in its respective Prospectus and then deducting the expenses set forth in the “CHARGES” provision.

ACCUMULATION UNIT VALUE CHANGE FACTOR

For any valuation period, the accumulation unit value change factor for each Investment Fund of the Separate Account is:

(a)                     the ratio of

(i)                       the asset value of the Investment Fund at the end of the current valuation period before any amounts are allocated to, or withdrawn or transferred from, that Investment Fund during that valuation period; to

(ii)                    the asset value of that Investment Fund at the end of the last valuation period after any change in the number of accumulation units for that Investment Fund for the last valuation period; divided by

(b)                    1.00 plus the total of all charges, other than Administrative Charge B, as described under the Charges provisions, for the number of days from the end of the last valuation period to the end of the current valuation period.

VALUATION DAY AND VALUATION PERIOD

A valuation day for each Investment Fund of the Separate Account is each day the New York Stock Exchange is open for business, or any other day on which a share value is declared by the Investment Company for the Investment Company’s shares in which that Investment Fund is invested, or a value is declared for the portfolio in which an Other Investment Alternative is invested. A valuation period will start at the close of business on each valuation day and will end at the close of business on the next valuation day.

CHANGES TO SEPARATE ACCOUNT

The Company reserves the right, subject to compliance with applicable laws and regulations governing separate account operations:

(a)            to have the Separate Account invest at any time in any new Investment Funds offered by the Investment Company;

(b)       to create additional separate accounts or combine any two or more separate accounts, including the Separate Account;

(c)            to transfer assets determined by the Company to be attributable to the class of contracts to which the contract belongs from the Separate Account to another separate account of the Company; and

(d)       to cause the registration or deregistration of any of the Company’s separate accounts under the Investment Company Act of 1940.

VALUATION OF ASSETS

The asset value of each Investment Fund of the Separate Account is the total value of the shares owned in the corresponding Fund of the Investment Company. The asset value of each Other Investment Alternative means the total value of the shares owned in the corresponding portfolio described under the “SEPARATE ACCOUNT” section of the “DESCRIPTION OF ACCOUNTS” provision.

STATEMENT OF ACCOUNTS

Prior to the Annuity Commencement Date, the Company will send you a statement at least once every three months. The statement will show for the period covered by the statement:

(a)                     the amount of all contributions made under the contract;

(b)                    the interest accrued on any amounts held under this contract in the Interest Accumulation Account;

(c)                     any amounts held under this contract under each Investment Account associated with an Investment Fund of the Separate Account; and

(d)                    the total of all withdrawals or transfers under any Investment Account.

The statement will also show as of the date of the statement the Accumulation Value available to provide:

(a)            an annuity benefit;

(b)       a cash return; or

(c)            a death benefit.

The Company will always send a statement showing the status of each Investment Account at the end of each calendar year.

Section 7

CHARGES

TYPES AND AMOUNTS OF CHARGES

The amount of each charge which the Company may deduct under this contract is described below.

•          ADMINISTRATIVE CHARGES

The Company will deduct the following charges incurred for the administration of this contract:

•                            CHARGE A

The Company will deduct from each Investment Fund of the Separate Account a charge for expenses incurred for marketing and administration of this contract and any state or other taxes. This is a daily charge, expressed as a percentage of the value of the net assets in each Investment Fund of the Separate Account at the annual rate shown in the Contract Specifications.

•                            CHARGE B

Each month the Company will deduct a charge to reimburse it for the administration of this contract. The Company will deduct the amount shown in the Contract Specifications from the Accumulation Value in accordance with a uniform policy established by the Company for the class of contracts to which this Contract belongs.

•          MORTALITY RISK CHARGE

The Company will deduct from each Investment Fund of the Separate Account a charge to compensate it for assuming the mortality risks under this contract. This is a daily charge expressed as a percentage of the value of the net assets in each Investment Fund of the Separate Account at the annual rate shown in the Contract Specifications.

CHANGE IN THE AMOUNT OF CHARGES

The Company reserves the right to:

(a)                     increase or decrease the Administrative Charges; and

(b)                    decrease the Mortality Risk Charge.

Section 8

SPECIFIED PAYMENTS OPTIONS

ELECTION OF SPECIFIED PAYMENTS OPTION

This option may be elected by you at any time after you attain age 59 1/2 and before your Annuity Commencement Date.

You must elect this option on the Company’s prescribed form filed at the Home Office of the Company. Such election must specify the amount to be withdrawn each month from each Investment Account.

PAYMENT OF SPECIFIED AMOUNT

This option provides monthly payments to you of the specified amount. The amount of each monthly payment will be the greater of:

(a)                     $100; or

(b)                    the amount specified by you in the form electing this option.

Payment of the specified amount will begin on the later of:

(a)                     the date designated in your election form; or

(b)                    the date the Company receives your election form. The amount of the specified payment will be deducted from the Investment Accounts designated in the election form.

The value of the designated Investment Accounts will be reduced each month by the amount of the specified payment. Payments will continue until the earliest of:

(a)                     the date of your death;

(b)                    the date of receipt by the Company of your request to cancel this option;

(c)                     the date on which the value of the designated Investment Account is not sufficient to provide payment of the specified amount; or

(d)                    your Annuity Commencement Date.

No payments may be made under this option prior to the first day of the month during which you attain age 59 1/2.

At any time before payments cease you have the right to:

(a)            request a change in the amount of the monthly payment; or

(b)                    cancel this option.

Section 9

WITHDRAWALS AND TRANSFERS

WITHDRAWALS AND TRANSFERS

At any time before the Annuity Commencement Date you may:

(a)                     withdraw all or any part of the Accumulation Value of this contract; or

(b)                    transfer all or any part of the Accumulation Value of this contract between any of the Investment Accounts.

No withdrawal or transfer may be made on or after the Annuity Commencement Date.

WITHDRAWALS

Any withdrawal under this contract from the Interest Accumulation Account will result in a decrease in the Accumulation Value of this contract based on the Interest Accumulation Account. Any withdrawal under this contract from any Investment Account associated with an Investment Fund of the Separate Account will result in a decrease in the number of accumulation units credited to this contract for the Investment Account of the Separate Account from which the withdrawal is made. This contract will continue in force provided that the Accumulation Value of this contract has not been withdrawn in its entirety.

TRANSFERS

Transfers may be made between any of the Investment Accounts. A transfer under this contract involving the Interest Accumulation Account will result in a change in the Accumulation Value of this contract based on the Interest Accumulation Account. A transfer involving any Investment Account associated with an Investment Fund of the Separate Account will result in a change in the number of accumulation units credited to this contract for that Investment Account.

AMOUNT OF WITHDRAWAL OR TRANSFER

The amount to be withdrawn or transferred may be designated as:

(a)                     a dollar amount; or

(b)                    a number of accumulation units; or

(c)                     as a percentage of the value of the selected Investment Account.

The amount to be withdrawn or transferred from any Investment Account will be the lesser of:

(a)                     the amount requested; or

(b)                    the amount in that Investment Account on the date of payment.

REQUESTS

All requests for withdrawal or transfer must be in a manner satisfactory to the Company. A request for any transfer or partial withdrawal must state which of the Investment Accounts will be affected by the request. All requests for withdrawal or transfer will be effective on the later of:

(a)                     the date the Company receives the request; or

(b)       the date specified in the request.

No request for withdrawal or transfer will be binding until the request and all information necessary to process the request have been received by the Company.

POSTPONEMENT OF PAYMENTS, WITHDRAWALS OR TRANSFERS

The Company may postpone the transfer, or payment of any withdrawal, involving the Interest Accumulation Account for up to six months following the date of request for a transfer or withdrawal.

The Company will transfer or pay the amount of any withdrawal or benefit involving any Investment Account associated with an Investment Fund of the Separate Account within 7 days; except that the Company may defer any such transfer or payment if:

(a)                     the New York Stock Exchange is closed for other than usual weekends or holidays; or

(b)                    trading on the Exchange is restricted as determined by the Securities and Exchange Commission; or

(c)                     an emergency exists as determined by the Securities and Exchange Commission, whereby:

(i)                       disposing of securities is not practicable; or

(ii)                    it is not reasonably practicable to determine the share value of each of the Funds of the Investment Company or of the other investment companies in which the Separate Account is invested; or

(d)                    the Securities and Exchange Commission by order permits postponement for the protection of the interest of all parties involved in the Separate Account.

Section 10

ANNUITY OPTIONS

ELECTION OF FORM OF ANNUITY

Election of the form of annuity is to be made by you before the Annuity Commencement Date. You may elect to have the Accumulation Value of this contract distributed according to any method of payment described below. Following such election, the Accumulation Value of this contract will be withdrawn by the Company and applied under the form of annuity that you chose.

•          SINGLE PAYMENT

The Accumulation Value will be paid in a single payment.

•          CERTAIN PERIOD AND CONTINUOUS ANNUITY

Annuity payments are payable each month during your lifetime. Upon your death before the end of the certain period (10 or 15 years), annuity benefits will continue to be paid to your beneficiary until the end of the certain period.

•          JOINT AND SURVIVOR ANNUITY

66 2/3% BENEFIT TO JOINT ANNUITANT. Annuity payments are payable each month during your lifetime. Upon your death, monthly annuity payments equal to 66 2/3% of your monthly annuity payment are payable during the lifetime of your Joint Annuitant.  If both you and your Joint Annuitant die before annuity benefits have been paid for ten years, annuity payments will continue to be paid each month to your beneficiary until the end of such ten-year period. The amount of the monthly annuity benefit payable to your beneficiary is the amount of the monthly annuity benefit that was paid to you or your Joint Annuitant (whoever died last).

•          FULL CASH REFUND ANNUITY

Annuity payments are payable each month during your lifetime. Upon your death your beneficiary will receive a payment of:

(a)                    the Accumulation Value of this contract on the Annuity Commencement Date; less

(b)                   the total of all monthly payments made to you since the Annuity Commencement Date.

Payments to your beneficiary may be:

(a)                    in a single payment; or

(b)                   as a Ten Years Certain and Continuous Annuity; or

(c)                    as a combination of these methods of payment.

•          OTHER OPTIONS

Any other reasonable form of payments as may be agreed to by the Company.

The table used to purchase annuities:

(a)                     will be the table in effect on the date of election of payment of benefits; but

(b)                    will not be less than the annuity purchase rates shown in the Table of Rates in this contract.

If the Company is issuing a single premium immediate annuity on the date of election of a form of annuity, the Company will:

(a)                     determine if the interest and mortality table for the single premium immediate annuity is more favorable; and

(b)                    use the more favorable table in calculating benefit payments under this contract.

In no event will the annuity purchase rates be less favorable than those provided by the 1983 Group Annuity Mortality Table projected to 1988 using Projection Scale H.

(a)                     projected to 1988;

(b)                    with ages setback four years;

(c)                     at 3% interest; and

(d)                    an expense loading of 4% of the net premium.

The values and benefits are not less than the minimum values and benefits required by or pursuant to any federal statute or any statute of the state in which this contract is delivered.

BENEFICIARY

You may designate, with the right to change such designation, a beneficiary to receive any benefits payable upon your death. The beneficiary is the person or persons named in the application. In a class of beneficiaries of more than one person, benefits will be paid in equal shares unless otherwise stated. The term “children” when used to designate a beneficiary without naming such children will mean all lawful children, including legally adopted children.

If no designated beneficiary is living at the time any payments become payable to the beneficiary under this contract, the Company will pay such benefits to the first surviving class of the following beneficiaries:

(a)                     to your surviving spouse; or

(b)                    to your surviving children in equal shares; or

(c)                     to your surviving parents in equal shares; or

(d)                    to your surviving brothers and sisters in equal shares; or

(e)                     to the executor or administrator of your estate.

CHANGE OF BENEFICIARY

You may change the beneficiary at any time. A change form, signed by you, will be binding only after the change form has been received and recorded by the Company at its Home Office. The change will be effective on the date the notice is signed whether or not you are living on the date such notice is received. The Company will not be liable for any payment made before any change has been received and recorded.

Section 11

FIXED AMOUNT OPTION

FIXED AMOUNT OPTION

Your beneficiary may elect this option as a method of payment of any death benefit payable under this contract if you die before your Annuity Commencement Date. This option provides monthly payments to the beneficiary of a fixed amount.

Upon receipt of due proof of your death, the Company will transfer the Accumulation Value of this contract associated with any Investment Fund of the Separate Account to the Interest Accumulation Account. The Company will then make monthly payments to the beneficiary of the fixed amount from the Interest Accumulation Account.

The beneficiary must elect this option on the Company’s prescribed form filed at the Home Office of the Company. Such election form must specify the amount to be withdrawn each month from the Interest Accumulation Account. The amount of each monthly payment will be the greater of (a) $100; or (b) the amount specified in the election form.

Payment of the fixed amount will begin on the later of: (a) the date designated in the election form; or (b) the date the Company receives the election form. The value of the Interest Accumulation Account will be reduced each month by the amount of the fixed payment.

Payments will continue to the beneficiary until the earlier of: (a) the death of the beneficiary; or (b) the date on which the value of the Interest Accumulation Account is depleted. If payments to the beneficiary cease under this option pursuant to (a), any amount then remaining in the Interest Accumulation Account will be paid to the beneficiary’s estate.

Section 12

GENERAL PROVISIONS

THE CONTRACT

This contract is issued in consideration of the written application and the payment of the first contribution. A copy of the application is attached as part of this contract. This contract, including any application or rider now attached or later added, constitute the entire contract. The contract will be in force on the Effective Date if:

(a)       the first contribution has been made; and

(b)       this contract has been issued and delivered to you.

This contract may not be changed, nor any rights or requirements waived or extended, without the written consent of the Company.

INCONTESTABILITY

After the Date of Issue the Company will not contest this contract.

MISSTATEMENTS OF AGE

If the age of any payee has been misstated, all benefits under this contract will be adjusted to the amount of benefit which would have been purchased at the correct age. The amount of any underpayment or overpayment will be calculated with interest at the rate of 5% per year. The amount of any overpayments by the Company, plus interest, will be deducted from the next payments made under this contract. The dollar amount of any underpayment, plus interest, will be added in a single sum to the next payment made under this contract.

ASSIGNMENT

Except as may be required by a divorce or separation instrument pursuant to Code Section 408(d)(6), this contract may not be assigned and the rights under this contract are not transferable.

CHANGES TO THIS CONTRACT

No changes to this contract will be valid without the written consent of the Company. No change will affect any benefits which became payable prior to the effective date of such change.

SURVIVAL OF PAYEE

Proof acceptable to the Company may be required to establish that any payee is living on any date a benefit is payable under this contract. Such proof may be by personal endorsement of the check drawn for payment or by any other means acceptable to the Company.

CLAIMS OF CREDITORS

To the extent permitted by law, no payment by the Company will be subject to:

(a)                     the claims of any creditors;

(b)                    alienation;

(c)                     attachment;

(d)                    garnishment;

(e)                     levy (other than a Federal tax levy in accordance with Section 6331 of the Internal Revenue Code);

(f)                       execution; or

(g)                    other legal process.

Also, no payment will be subject to any legal process to enforce any such claim.

CORRESPONDENCE

Any request, change, notice or proof must be received and recorded at the Home Office of the Company. Receipt will be deemed to take place on the business day such information is received by the Company at its Home Office.

PARTICIPATING CONTRACT

This is a participating contract. Each year the Company will determine the amount of divisible surplus, if any, to be apportioned to this contract. The amount of any such divisible surplus will be credited to this contract as dividends.

DIVIDENDS

Dividends will be applied to increase the Accumulation Value of this contract. Dividends will be credited to the Interest Accumulation Account unless you designate in the applicable form that dividends are to be allocated in whole or part to any other Investment Accounts.

Any dividend apportioned but not yet paid upon your death will be paid in the same manner as the other benefits payable under this contract.

REQUIRED INFORMATION

You must furnish the Company with any facts and information required for the operation of the contract. Such information may be the original or photocopy of any pertinent records. The Company will be fully protected in relying on the information furnished, even if the Company does not inquire as to the accuracy or completeness of such information.

NON-WAIVER

The Company’s rights under this contract will not be reduced or denied due to the Company’s failure to perform or insist upon strict performance of any provision or condition of this contract.

Section 13

TABLE OF RATES

The following table shows the amount of monthly annuity benefit provided by each $1,000 of Accumulation Value at the age of the payee on the date payments begin.

Certain Period And Continuous Annuity			Joint and Survivor Annuity 66 2/3% Benefit to Joint Annuitant
	10 YEARS	15 YEARS	Ages of Annuitant and Joint Annuitant on the Annuity Commencement Date		Amount of Monthly	Amount of Monthly
Age	Amount of Monthly Annuity	Amount of Monthly Annuity	Age of Annuitant	Age of Joint Annuitant	Annuity at Age 65 of Annuitant	Annuity to Joint Annuitant
59	$4.59	$4.49	65	59	$4.57	$3.04
60	4.70	4.57	65	60	4.61	3.07
61	4.80	4.66	65	61	4.65	3.10
62	4.92	4.76	65	62	4.70	3.13
63	5.04	4.85	65	63	4.74	3.16
64	5.16	4.95	65	64	4.78	3.19
65	5.29	5.04	65	65	4.82	3.22
66	5.43	5.15	65	66	4.87	3.24
67	5.57	5.25	65	67	4.91	3.27
68	5.72	5.35	65	68	4.94	3.30
69	5.87	5.45	65	69	4.98	3.32
70	6.03	5.55	65	70	5.02	3.35
71	6.20	5.65	65	71	5.05	3.37
72	6.36	5.74
73	6.53	5.83
74	6.71	5.92
75	6.88	6.00

Full Cash Refund Annuity

Age	Amount of Monthly Annuity
59	$4.30
60	4.38
61	4.46
62	4.54
63	4.63
64	$4.72
65	4.82
66	4.92
67	5.03
68	5.14
69	$5.25
70	5.38
71	5.51
72	5.63
73	5.77
74	$5.92
75	6.06
76	6.22
77	6.39
78	6.54

The amount of monthly annuity benefit provided by these tables is based on the guaranteed interest rate of 3% per year. If a higher amount of interest is declared by the Company, the amount of each monthly annuity benefit will be increased.

The Company will calculate amounts for ages and other forms of annuities not shown. These calculations will be based on the same actuarial assumptions. Such information will be furnished upon request.

MUTUAL OF AMERICA LIFE INSURANCE COMPANY
320 PARK AVENUE NEW YORK NY 10022-6839 • 212 224 1600
(hereafter called the “Company”)

Individual Retirement Annuity Contract 3814-IRA is hereby amended, effective as of its Date of Issue, as follows:

1.                          The TYPES OF ACCOUNTS provision is changed to read:

TYPES OF ACCOUNTS. The Company maintains the following Investment Accounts under this Contract:

Investment Accounts	Applicable Investment Medium
Interest Accumulation Account	The General Account
All America Account	The All America Fund of the Separate Account
Money Market Account	The Money Market Fund of the Separate Account
Bond Account	The Bond Fund of the Separate Account
Composite Account	The Composite Fund of the Separate Account
Equity Index Account	The Equity Index Fund of the Separate Account
Mid-Term Bond Account	The Mid-Term Bond Fund of the Separate Account
Mid-Cap Equity Index Account	The Mid-Cap Equity Index Fund of the Separate Account
Aggressive Allocation Account	The Aggressive Allocation Fund of the Separate Account
Moderate Allocation Account	The Moderate Allocation Fund of the Separate Account
Conservative Allocation Account	The Conservative Allocation Fund of the Separate Account
Small Cap Value Account	The Small Cap Value Fund of the Separate Account
Small Cap Growth Account	The Small Cap Growth Fund of the Separate Account
Mid Cap Value Account	The Mid Cap Value Fund of the Separate Account

Other Investment Alternatives
DWS Capital Growth Account	The DWS Capital Growth Fund of the Separate Account
DWS Bond Account	The DWS Bond Fund of the Separate Account
DWS International Account	The DWS International Fund of the Separate Account
American Century VP Capital Appreciation Account	The American Century VP Capital Appreciation Fund of the Separate Account
Calvert Social Balanced Account	The Calvert Social Balanced Fund of the Separate Account
Fidelity VIP Equity-Income Account	The Fidelity VIP Equity-Income Fund of the Separate Account
Fidelity VIP II Asset Manager Account	The Fidelity VIP II Asset Manager Fund of the Separate Account
Fidelity VIP II Contrafund Account	The Fidelity VIP II Contrafund Fund of the Separate Account
Fidelity VIP Mid Cap Account	The Fidelity VIP Mid Cap Fund of the Separate Account
Oppenheimer VA Main Street Account	The Oppenheimer VA Main Street Fund of the Separate Account
Vanguard VIF Diversified Value Account	The Vanguard VIF Diversified Value Fund of the Separate Account
Vanguard VIF International Account	The Vanguard VIF International Fund of the Separate Account

2.                          The first sentence of the provision titled SEPARATE ACCOUNT is changed to read:

All contributions allocated to the All America Account, the Money Market Account, the Bond Account, the Composite Account, the Equity Index Account, the Mid-Term Bond Account, the Mid-Cap Equity Index Account, the Aggressive Allocation Account, the Moderate Allocation Account, the Conservative Allocation Account, the Small Cap Value Account, the Small Cap Growth Account and the Mid Cap Value Account, and to the Other Investment Alternatives, will become part of the Separate Account.

3.                          The following Funds are added to the first paragraph of the policy provision titled SEPARATE ACCOUNT, following the description of the “Mid-Cap Equity Index Fund”:

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Aggressive Allocation Fund

A fund owning shares of the Aggressive Allocation Fund of the Investment Company that is invested primarily in equity Funds of the Investment Company and that also is invested in fixed income Funds of the Investment Company to provide capital appreciation and, to a lesser extent, current income.

Moderate Allocation Fund

A fund owning shares of the Moderate Allocation Fund of the Investment Company that is invested in both fixed income Funds of the Investment Company and equity Funds of the Investment Company to provide current income and capital appreciation.

Conservative Allocation Fund

A fund owning shares of the Conservative Allocation Fund of the Investment Company that is invested primarily in fixed income Funds of the Investment Company and that also is invested in equity Funds of the Investment Company to provide current income and, to a lesser extent, capital appreciation.

Small Cap Value Fund

A fund that seeks to provide capital appreciation by investing in value stocks.

Small Cap Growth Fund

A fund that seeks to provide capital appreciation by investing in growth stocks.

Mid Cap Value Fund

A fund that seeks to provide capital appreciation and, to a lesser extent, current income by investing in value stocks with mid-sized market capitalizations.

OTHER INVESTMENT ALTERNATIVES

Fidelity VIP Mid Cap Fund

A fund that seeks to provide long-term growth of capital by normally investing primarily in common stocks.

Oppenheimer VA Main Street Fund

A fund that seeks to provide high total return (which includes growth in the value of its shares as well as current income) from equity and debt securities by investing mainly in common stocks of U.S. companies of different capitalization ranges.

Vanguard VIF Diversified Value Fund

A fund that seeks to provide long-term capital appreciation and income by investing mainly in large- and mid-capitalization companies whose stocks are considered to be undervalued.

Vanguard VIF International Fund

A fund that seeks to provide long-term capital appreciation by investing primarily in the stocks of companies located outside the United States.

/s/ Kevin Brady
Vice President

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MUTUAL OF AMERICA LIFE INSURANCE COMPANY
320 PARK AVENUE NEW YORK NY 10022-6839 • 212 224 1600
(hereafter called the “Company”)

The individual retirement annuity contract between you and the Company to which this rider is attached is amended as of its Date of Issue as follows:

The last sentence of the General Account provision is replaced by the following:

In no event will the current rate of interest be less than the Guaranteed Rate of Interest. The Guaranteed Rate of Interest is a daily rate of interest that results in an effective annual yield which is not less than the five-year constant maturity treasury rate reported by the Federal Reserve as of the close of the last business day of October, rounded to the nearest one-twentieth of one percent, reduced by one hundred twenty-five basis points, provided however that the Guaranteed Rate of Interest shall never be such that it results in an effective annual yield of less than one percent per annum nor greater than three percent per annum. The initial Guaranteed Rate of Interest results in an effective annual yield of 3% and shall apply from the Effective Date until December 31st following the Effective Date. A redetermination of the Guaranteed Rate of Interest based upon this paragraph shall be made annually during each November. The Company shall then establish a redetermined Guaranteed Rate of Interest which shall be applicable for the following calendar year.

/s/ Kevin Brady
Vice President

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MUTUAL OF AMERICA LIFE INSURANCE COMPANY
320 PARK AVENUE NEW YORK NY 10022-6839 • 212 224 1600
 (hereafter called the “Company”)

Individual Retirement Annuity Contract 3814-IRA is hereby amended, effective as of the later of January 1, 2002 or the Effective Date of the contract, as follows:

(1)       The “Distributions” provision in Section 2 is changed to read:

DISTRIBUTIONS

All payments, withdrawals and distributions under this contract will be made in accordance with the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code, the applicable IRS Regulations thereunder, and any subsequent pronouncements. The following rules apply for purposes of determining required minimum distributions for Distribution Calendar Years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 Distribution Calendar Year if you or your beneficiary so elect in accordance with applicable law. The Company assumes no responsibility for determining whether any method of payment selected under this contract complies with the applicable Treasury Regulations or other requirements.

A.                     RETIREMENT BENEFIT. Except as otherwise provided, the Accumulation Value of this contract will be distributed to you under a method of payment elected by you and permitted by the contract. However, the method of payment that you elect must comply with the following provisions:

1)                         DISTRIBUTION CALENDAR YEARS. You must receive a distribution for the calendar year in which you attain age 70-1/2 and for each subsequent calendar year up to the year of your death.

2)                         REQUIRED PAYMENT DATES. The payment required for your first Distribution Calendar Year must be distributed to you no later than your Required Beginning Date. The required payment for each subsequent calendar year, up to the calendar year in which you die, must be distributed no later than December 31 of that year.

3)                         ANNUAL WITHDRAWALS. For any Distribution Calendar Year beginning before your Annuity Commencement Date (except your first Distribution Calendar Year, if your annuity payments commence on or before your Required Beginning Date), the amount distributed must be no less than the quotient obtained by dividing the Accumulation Value of the contract as of the last day of the preceding calendar year (adjusted in accordance with Q&As 6, 7 and 8 of IRS Regulations Section 1.408-8) by the distribution period in (a) or (b) below, whichever is applicable:

(a)                    If your spouse is your sole beneficiary, and he or she is more than ten years younger than you, the distribution period is the greater of (I) the number determined in accordance with (b) below, or (II) the number in the Joint and Last Survivor Table in Q&A 3 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your age and your spouse’s age as of your birthdays in the calendar year for which the distribution is paid.

(b)                   In all other cases, the distribution period is the number in the Uniform Lifetime Table in Q&A 2 of IRS Regulations Section 1.401(a)(9)-9 corresponding to age as of your birthday in the calendar year for which distribution is paid.

However, the amount that you are required to receive from this contract will be reduced by any amount distributed to you from another individual retirement arrangement in accordance with Q&A 9 of IRS Regulations Section 1.408-8.

4)                         ANNUITY PAYMENTS. For any Distribution Calendar Year beginning on or after your Annuity Commencement Date (and for your first Distribution Calendar Year, if your annuity payments commence on or before your Required Beginning Date), you will receive payments in accordance with the annuity option that you elect under Section 10 of this contract. The annuity option that you elect must satisfy all of the following conditions:

(a)                    Your annuity option must provide for equal (or substantially equal) periodic payments that are either nonincreasing or increase only as permitted by Q&As 1 and 4 of IRS Regulations Section 1.401(a)(9)-6T.

(b)                   Your periodic payments must be distributed at intervals of no longer than one year.

(c)                    Your annuity option must distribute the Accumulation Value of this contract to you over (I) your life, or (II) the lives of you and your beneficiary, or (III) your life expectancy, or (IV) the joint life expectancies of you and your

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beneficiary. For this purpose, life expectancy may not exceed the maximum period permitted by IRS Regulations Section 1.401(a)(9)-6T (including the incidental benefit requirements of Q&A 2 of that Section).

B.                       DEATH BENEFIT AFTER ANNUITY COMMENCEMENT DATE. If you die on or after your Annuity Commencement Date, your beneficiary will be entitled to whatever death benefit is provided by the annuity option that is in effect when you die.

C.                       DEATH BENEFIT BEFORE ANNUITY COMMENCEMENT DATE BUT AFTER REQUIRED BEGINNING DATE. If you die before your Annuity Commencement Date, but on or after your Required Beginning Date, a death benefit equal to the Accumulation Value of this contract will become payable to your beneficiary upon receipt of due proof of your death. Except as provided below, your beneficiary may elect to receive this death benefit under any method of payment permitted by this contract. However, the chosen method of payment must comply with the following provisions unless your surviving spouse is your sole beneficiary and he or she makes (or is deemed to make) the election described in (E) below:

1)                         DISTRIBUTION CALENDAR YEARS. Your beneficiary must receive a distribution for the calendar year immediately following the calendar year in which you died, and for each subsequent calendar year.

2)                         REQUIRED PAYMENT DATES. The payment required for each Distribution Calendar Year must be distributed to your beneficiary no later than December 31 of that year.

3)                         ANNUAL WITHDRAWALS. For any Distribution Calendar Year beginning before your beneficiary’s Annuity Commencement Date (except your beneficiary’s first Distribution Calendar Year, if your beneficiary’s annuity payments commence on or before his or her first Required Payment Date), the amount distributed must be no less than the quotient obtained by dividing the Accumulation Value of the contract as of the last day of the preceding calendar year (adjusted in accordance with Q&As 6, 7 and 8 of IRS Regulations Section 1.408-8) by the distribution period in (a) or (b) below, whichever is longer:

(a)                    Your remaining life expectancy for that Distribution Calendar Year. Your remaining life expectancy for any Distribution Calendar Year is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your age as of your birthday in the calendar year in which you died, reduced by one for each calendar year since the calendar year in which you died.

(b)                   Your beneficiary’s life expectancy for that Distribution Calendar Year, determined under (I), (II) or (III) below, whichever is applicable:

I.                            If your sole beneficiary is your surviving spouse, your spouse’s life expectancy for each Distribution Calendar Year beginning on or before your spouse’s death is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your spouse’s age as of his or her birthday in that Distribution Calendar Year.

II.                        If your sole beneficiary is your surviving spouse, your spouse’s remaining life expectancy for each Distribution Calendar Year beginning after your spouse’s death is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your spouse’s age as of his or her birthday in the calendar year in which he or she died, reduced by one for each calendar year since the calendar year in which your spouse died.

III.                    In all other cases, your beneficiary’s life expectancy for any Distribution Calendar Year is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401 (a)(9)-9 corresponding to your beneficiary’s age as of his or her birthday in the calendar year immediately following the calendar year in which you died, reduced by one for each calendar since the calendar year immediately following the calendar year in which you died.

However, the amount that your beneficiary is required to receive from this contract will be reduced by any amount distributed to him or her from another individual retirement arrangement in accordance with Q&A 9 of IRS Regulations Section 1.408-8.

4)                         ANNUITY PAYMENTS. For any Distribution Calendar Year beginning on or after your beneficiary’s Annuity Commencement Date (and for your beneficiary’s Distribution Calendar Year, if your beneficiary’s annuity payments commence on or before his or her first Required Payment Date), your beneficiary will receive payments in accordance with the annuity option that he or she elects under Section 10 of this contract. The annuity option that your beneficiary elects must satisfy all of the following conditions:

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(a)                     The annuity option must provide for equal (or substantially equal) periodic payments that are either nonincreasing or increase only as permitted by Q&As 1 and 4 of IRS Regulations Section 1.401(a)(9)-6T.

(b)                    These periodic payments must be distributed at intervals of no longer than one year.

(c)                     The annuity option must distribute the Accumulation Value of this contract to your beneficiary over (I) your beneficiary’s life or (II) your beneficiary’s life expectancy, or (III) your remaining life expectancy. For this purpose, life expectancy may not exceed the maximum period permitted by IRS Regulations Section 1.401(a)(9)-6T.

D.                       DEATH BENEFIT BEFORE ANNUITY COMMENCEMENT DATE AND BEFORE REQUIRED BEGINNING DATE. If you die before your Annuity Commencement Date, and before your Required Beginning Date, a death benefit equal to the Accumulation Value of this contract will become payable to your beneficiary upon receipt of due proof of your death. Except as provided below, your beneficiary may elect to receive this death benefit under any method of payment permitted by this contract. However, the chosen method of payment must distribute the Accumulation Value of this contract at least as rapidly as the payment schedule in (1) or (2) below (whichever is slower) unless your surviving spouse is your sole beneficiary and he or she makes (or is deemed to make) the election described in (E) below.

1)                        FIVE YEAR RULE. Except as provided below, the entire Accumulation Value of this contract must be distributed no later than the Required Payment Date indicated in (a) or (b) below, whichever is applicable:

(a)                     December 31 of the calendar year that contains the fifth anniversary of your surviving spouse’s death, if your spouse is your sole beneficiary and your spouse dies before he or she begins to receive the death benefit in accordance with this paragraph (D).

(b)                    December 31 of the calendar year that contains the fifth anniversary of your death, in all other cases.

However, the amount that the beneficiary is required to receive from this contract will be reduced by any amount distributed to him or her from another individual retirement arrangement in accordance with Q&A 9 of IRS Regulations Section 1.408-8.

2)                        LIFETIME PAYMENTS RULE. Except as provided below, the entire Accumulation Value of this contract must be distributed in accordance with the following provisions:

(a)                     DISTRIBUTION CALENDAR YEARS. The beneficiary must receive a distribution for his or her first Distribution Calendar Year (as determined below) and for each subsequent calendar year:

I.                           If your sole beneficiary is your surviving spouse, your spouse’s first Distribution Calendar Year is the later of: (i) the calendar year immediately following the calendar year in which you died, or (ii) the calendar year in which you would have attained age 70-1/2.

II.                       If your sole beneficiary is your surviving spouse, and your spouse dies before he or she begins to receive the death benefit in accordance with this paragraph (D), your spouse’s beneficiary’s first Distribution Calendar Year is the later of: (i) the calendar year immediately following the calendar year in which your spouse died, or (ii) the calendar year in which your spouse would have attained age 70-1/2.

III.                   In all other cases, your beneficiary’s first Distribution Calendar Year is the calendar year immediately following the calendar year in which you died.

(b)                    REQUIRED PAYMENT DATES. The payment required for each Distribution Calendar Year must be distributed to the beneficiary no later than December 31 of that year.

(c)                     ANNUAL WITHDRAWALS. For any Distribution Calendar Year beginning before the beneficiary’s Annuity Commencement Date (except the beneficiary’s first Distribution Calendar Year, if the beneficiary’s annuity payments commence on or before his or her first Required Payment Date), the amount distributed must be no less than the quotient obtained by dividing the Accumulation Value of the contract as of the last day of the preceding calendar year (adjusted in accordance with Q&As 6, 7 and 8 of IRS Regulations Section 1.408-8) by the distribution period in (I), (II) or (III) below, whichever is applicable:

I.                           Except as provided in (II) below, if your sole beneficiary is your surviving spouse, the distribution period is your spouse’s life expectancy for that Distribution Calendar Year. Your spouse’s life expectancy for each Distribution Calendar Year beginning on or before your spouse’s death is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401 (a)(9)-9 corresponding to your spouse’s age as of his or her birthday in that Distribution Calendar Year. Your spouse’s remaining life expectancy for each Distribution Calendar Year

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beginning after your spouse’s death is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your spouse’s age as of his or her birthday in the calendar year in which he or she died, reduced by one for each calendar year since the calendar year in which your spouse died.

II.                        If your sole beneficiary is your surviving spouse, and your spouse dies before he or she begins to receive the death benefit in accordance with this paragraph (D), the distribution period is your spouse’s beneficiary’s life expectancy for that Distribution Calendar Year. Your spouse’s beneficiary’s life expectancy for any Distribution Calendar Year is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your spouse’s beneficiary’s age as of his or her birthday in the calendar year immediately following the calendar year in which your spouse died, reduced by one for each calendar year since the calendar year immediately following the calendar year in which your spouse died.

III.                    In all other cases, your beneficiary’s life expectancy for any Distribution Calendar Year is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your beneficiary’s age as of his or her birthday in the calendar year immediately following the calendar year in which you died, reduced by one for each calendar year since the calendar year immediately following the calendar year in which you died.

However, the amount that the beneficiary is required to receive from this contract will be reduced by any amount distributed to him or her from another individual retirement arrangement in accordance with Q&A 9 of IRS Regulations Section 1.408-8.

(d)                   ANNUITY PAYMENTS. For any Distribution Calendar Year beginning on or after the beneficiary’s Annuity Commencement Date (and for the beneficiary’s first Distribution Calendar Year, if the beneficiary’s annuity payments commence on or before his or her first Required Payment Date), the beneficiary will receive payments in accordance with the annuity option that he or she elects under Section 10 of this contract. The annuity option that the beneficiary elects must satisfy all of the following conditions:

I.                            The annuity option must provide for equal (or substantially equal) periodic payments that are either nonincreasing or increase only as permitted by Q&As 1 and 4 of IRS Regulations Section 1.401 (a)(9)-6T.

II.                        These periodic payments must be distributed at intervals of no longer than one year.

III.                    The annuity option must distribute the Accumulation Value of this contract to the beneficiary over (i) the beneficiary’s life or (ii) the beneficiary’s life expectancy. For this purpose, life expectancy may not exceed the maximum period permitted by IRS Regulations Section 1.401(a)(9)-6T.

E.                        SPOUSE’S ELECTION. If you die before the entire Accumulation Value of this contract is distributed, and your sole beneficiary is your surviving spouse, your spouse may elect to treat this contract as his or her own Individual Retirement Annuity Contract. Your spouse will be deemed to have made this election if any amounts are contributed to this contract by or on behalf of your spouse, or if he or she fails to take distributions in accordance with (C) or (D) above.

F.                        REPORTS. The Company shall furnish such annual reports concerning required minimum distributions as the Commissioner of Internal Revenue may require.

2.                          The “Contributions” provision in Section 3 is changed to read:

CONTRIBUTIONS

Any of the following amounts may be contributed under this contract:

•                            deductible contributions pursuant to Section 219(b) of the Internal Revenue Code (herein called the “Code”);

•                            nondeductible contributions pursuant to Code Section 408(o);

•                            spousal contributions (both deductible and nondeductible) made on your behalf pursuant to Code Section 219(c);

•                            rollover contributions from another individual retirement arrangement pursuant to Code Section 408(d)(3), a qualified retirement plan pursuant to Code Section 402(c) or 402(e)(6), a qualified annuity arrangement pursuant to Code Section 403(a)(4), a tax-deferred annuity arrangement pursuant to Code Section 403(b)(8) or (10), or a governmental eligible deferred compensation plan pursuant to Code Section 457(e)(16); and

•                            any amount transferred on your behalf from another individual retirement arrangement maintained pursuant to Code Section 408.

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However, contributions made by you or on your behalf under a SIMPLE IRA plan described in Code Section 408(p) may not be made to this contract. Nor may you rollover or transfer any funds to this contract from a SIMPLE IRA plan described in Code Section 408(p) prior to the expiration of the 2-year period beginning on the date that you first participated in that SIMPLE IRA.

All contributions pursuant to this contract must be made in cash to the Company’s Home Office. Any person who makes a contribution is entitled to an official receipt.

The first contribution pursuant to this contract must be made on or before the Effective Date shown on the face page to place the contract in force. Thereafter, contributions may be made at any time, except as provided below:

•          No contributions may be made by you or on your behalf on or after your Annuity Commencement Date.

•                            No deductible contributions under Code Section 219(b) or nondeductible contributions under Code Section 408(o) or spousal contributions under Code Section 219(c) may be made by you or on your behalf for the taxable year in which you attain age 70-1/2 or any subsequent taxable year.

Except as provided below, there is no limit to the amount that may be contributed by you or on your behalf pursuant to this contract. However, the total amount that may be contributed by you or on your behalf for any taxable year pursuant to Code Section 219(b) (as deductible contributions), Code Section 408(o) (as nondeductible contributions) and Code Section 219(c) (as spousal contributions) may not exceed the lesser of: (i) your dollar limit indicated below, or (ii) any other applicable limit imposed by the Code. Except as provided below, your dollar limit shall be:

For taxable years beginning in 2002, 2003 or 2004, $3,000;

For taxable years beginning in 2005, 2006 and 2007, $4,000; and

For taxable years beginning in 2008 or later, $5,000.

The dollar limit for taxable years beginning after 2008 will be adjusted for cost of living increases in multiples of $500 by the Secretary of the Treasury in accordance with Code Section 219(b)(5)(C).

However, the dollar limit will be increased by $500 for your taxable year beginning in 2002, 2003, 2004 or 2005, and by $1,000 for each taxable year beginning in 2006 or later, if you have attained age 50 by the close of that year.

The Company assumes no responsibility for determining whether the amounts contributed under this contract comply with any applicable contribution limits or requirements.

3.                          The “Claims of Creditors” provision in Section 12 is changed to read:

CLAIMS OF CREDITORS

This contract is issued for the exclusive benefit of you and your beneficiaries. To the extent permitted by law, your interest in this contract is nonforfeitable and no payment by the Company will be subject to:

(a)                    the claims of any creditors;

(b)                   alienation;

(c)                    attachment;

(d)                   garnishment;

(e)                    levy (other than a Federal tax levy in accordance with Section 6331 of the Internal Revenue Code);

(f)                      execution; or

(g)                   other legal process.

Also, no payment will be subject to any legal process to enforce such claim.

/s/ Kevin Brady
Vice President

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